UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 27, 2017 (July 24, 2017)

WAVE SYNC CORP.

 (Exact name of registrant as specified in its charter)

Delaware	001-34113	74-2559866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Vesey Street, 24 Floor, New York, NY 10005
(Address of principal executive offices)

Registrant’s telephone number, including area code:  646-952-8674

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On July 24, 2017, Mr. Zuyue Xiang resigned as the Chief Executive Officer (the “CEO”) of Wave Sync Corp. (the “Company”) effective immediately, but remains a member of the Board of Directors (the “Board”) of the Company and the president of one of the Company’s subsidiaries in Guangzhou, China. Mr. Xiang resigned from the CEO of the Company for personal reasons and not as a result of any disputes or disagreements between Mr. Xiang and the Company on any matter relating to the Company’s operations, policies or practices.

On July 24, 2017, Ms. Xinqian Zhang resigned as the Company’s Secretary and a member of the Board, effective immediately. Ms. Zhang resigned from her position as the Secretary and a member of the Board for her personal reasons and not as a result of any disputes or disagreements between Ms. Zhang and the Company on any matter relating to the Company’s operations, policies or practices.

On July 24, 2017, the Board appointed Mr. Yang Liu, 38 years old, as the new CEO of the Company and a member of the Board. Mr. Liu has more than ten years of experience in software development and business management. In connection with his services as the CEO, the Company will pay Mr. Liu a salary of $72,000 annually. Prior to joining the Company, Mr. Liu worked as manager, technology consultant and software engineer for a number of technology companies and financial institution. From 2005 to 2007, Mr. Liu served as a software engineer at UQM Technologies, Inc. and from 2007 to 2008 he was a software developer at FlexTrade System, Inc. Then Mr. Liu moved to work for Murex North America as a senior derivative software consultant for seven years and became Murex Regional Manager at UBS in 2015. He holds a bachelor degree in Electronic Engineering from Tsinghua University in China and masters of Science in Electrical Engineering (MSEE) and in Mathematical Science from New Mexico State University in the United States.

There are no arrangements or understandings between the Company and Mr. Liu and any other person or persons pursuant to which Mr. Liu was appointed as the Company’s Chief Executive Officer and a member of the Board and there is no family relationship between Mr. Liu and any other director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.

There are no transactions between the Company and Mr. Liu that are reportable pursuant to Item 404(a) of Regulation SK. The Company did not enter into or materially amend any material plan, contract or arrangement with Mr. Liu in connection with his appointment as the CEO and a member of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 27, 2017	WAVE SYNC CORP.

	By:	/s/ Yang Liu
	Name:	Yang Liu
	Title:	Chief Executive Officer